Exhibit 99.1

News Release

Release:   Immediate            Contact:           Ronda J. Williams
                                                                                                    312-706-3232

Oil-Dri Announces Third Quarter and Nine-Month Results

CHICAGO – (June 5, 2009) – Oil-Dri Corporation of America (NYSE: ODC) today reported net sales of $58,053,000 for its third fiscal quarter, a 3% decrease compared with net sales of $59,543,000 in the same quarter one year ago.  The Company reported net income for the quarter of $2,416,000, or $0.33 per diluted share, an increase of 18% compared with net income of $2,013,000, or $0.28 per diluted share one year ago.

The Company reported net sales of $180,311,000 for its nine-month period, a 4% increase compared with net sales of $172,854,000 in the same period one year ago.  Net income for the nine-month period was $7,034,000, or $0.97 per diluted share, a 7% increase compared with net income of $6,586,000, or $0.91 per diluted share, in the same period last fiscal year.

Third Quarter Review

President and Chief Executive Officer Daniel S. Jaffee said, “Our business has remained relatively steady through the third quarter and we are pleased with our quarterly results in spite of these challenging economic times.

“During the third quarter, the Retail and Wholesale Products Group was challenged by unit volume declines and unfavorable exchange rates from international operations.  The Business-to-Business Products Group incurred increased expenses for new product introductions and experienced unit volume declines as well.  We believe the net sales and unit volume declines seen in both groups are indicative of the economic downturn.”

Business Review
Net sales for the Company’s Business-to-Business Products Group were $19,992,000 and group income was $4,085,000 in the third quarter.  Net sales for the nine-month period were $58,841,000 and group income was $11,991,000.  In the quarter, unit volumes declined for all product lines.  Net sales were down for all products except co-packaged cat litters, Agsorb agricultural carriers, Ultra-Clear clarification aids and PelUnite Plus pellet binders.  Additional expenses were incurred for launch activities of Calibrin enterosorbents.

Net sales for the Company’s Retail and Wholesale Products Group were $38,061,000 and group income was $4,693,000 in the third quarter.  Net sales for the nine-month period were $121,470,000 and group income was $11,908,000.  In the quarter, unit volume was down across all product lines.  Net sales for Cat’s Pride branded cat litter were up slightly and net sales for Oil-Dri floor absorbent products were flat.  Unfavorable exchange rates and weak global economic conditions for the Group’s international business in Canada and the United Kingdom negatively impacted profitability in the quarter.

Financial Review
On March 17, 2009, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.14 per share of outstanding Common Stock and $0.105 per share of outstanding Class B Stock.  The dividends will be payable today June 5, 2009, to stockholders of record at the close of business on May 22, 2009.  At the April 30, 2009 closing price of $16.14 and assuming cash dividends continue at the same rate, the annual yield on the Company’s Common Stock is 3.5%.

Cash, cash equivalents and short-term investments totaled $15,676,000 at April 30, 2009.  Capital expenditures for the nine-month period totaled $12,682,000, which is $7,255,000 more than the depreciation and amortization of $5,427,800.  The increase in capital expenditures was due in large part to the construction of a new, state-of-the-art plant designed to produce engineered granules.  These granules have very unique characteristics designed to meet customer specific needs.  The plant is scheduled to come on line during the fourth quarter of this fiscal year.

Looking Forward
Jaffee said, “The strength of our balance sheet, the overall financial health of the Company and the stability of our basic markets are helping us to work through the present economic difficulties.  The new product initiatives are progressing as planned and we are hopeful they will show improved results in the coming fiscal year.”

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The Company will offer a live web cast of the third quarter earnings teleconference on Monday, June 8, 2009, from 10:00 a.m. to 10:30 a.m. Chicago Time.  To listen to the call via the web, please visit www.streetevents.com or www.oildri.com.  An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

Agsorb, Cat’s Pride, Jonny Cat, Pure-Flo and Ultra-Clear are all registered trademarks of the Oil-Dri Corporation of America.  Calibrin and Pro’s Choice are trademarks of Oil-Dri Corporation of America.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls.  Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,”  “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission.  Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

O I L - D R I C O R P O R A T I O N O F A M E R I C A

Consolidated Statements of Income
(in thousands, except for per share amounts)
(unaudited)
	Third Quarter Ended April 30,
	2009	% of Sales	2008	% of Sales
Net Sales	$58,053	100.0%	$59,543	100.0%
Cost of Sales	(44,833)	77.2%	(48,486)	81.4%
Gross Profit	13,220	22.8%	11,057	18.6%
Operating Expenses	(9,631)	16.6%	(8,236)	13.8%

Operating Income	3,589	6.2%	2,821	4.7%
Interest Expense	(470)	0.8%	(552)	0.9%
Other Income	301	0.5%	445	0.7%

Income Before Income Taxes	3,420	5.9%	2,714	4.6%
Income Taxes	(1,004)	1.7%	(701)	1.2%

Net Income	$2,416	4.2%	$2,013	3.4%

Net Income Per Share:
Basic Common	$0.36		$0.30
Basic Class B Common	$0.29		$0.25
Diluted	$0.33		$0.28
Average Shares Outstanding:
Basic Common	5,149		5,092
Basic Class B Common	1,880		1,862
Diluted	7,223		7,223

	Nine Months Ended April 30,
	2009	% of Sales	2008	% of Sales
Net Sales	$180,311	100.0%	$172,854	100.0%
Cost of Sales	(142,802)	79.2%	(138,019)	79.8%
Gross Profit	37,509	20.8%	34,835	20.2%
Operating Expenses	(26,711)	14.8%	(25,347)	14.7%

Operating Income	10,798	6.0%	9,488	5.5%
Interest Expense	(1,453)	0.8%	(1,696)	1.0%
Other Income	330	0.2%	1,230	0.7%

Income Before Income Taxes	9,675	5.4%	9,022	5.2%
Income Taxes	(2,641)	1.5%	(2,436)	1.4%
Net Income	$7,034	3.9%	$6,586	3.8%

Net Income Per Share:
Basic Common	$1.06		$1.01
Basic Class B Common	$0.86		$0.81
Diluted	$0.97		$0.91

Average Shares Outstanding:
Basic Common	5,135		5,052
Basic Class B Common	1,872		1,852
Diluted	7,237		7,206

O I L - D R I C O R P O R A T I O N O F A M E R I C A

Consolidated Balance Sheets
(in thousands, except for per share amounts)
(unaudited)

		As of April 30,
		2009	2008

Current Assets
Cash and Cash Equivalents		$11,680	$8,165
Investment in Treasury Securities		3,996	18,935
Accounts Receivable, net		28,711	31,109
Inventories		20,136	16,941
Prepaid Expenses		6,778	5,873
Total Current Assets		71,301	81,023
Property, Plant and Equipment		58,542	50,334
Other Assets		14,261	13,181
Total Assets		$144,104	$144,538

Current Liabilities
Current Maturities of Notes Payable		$3,200	$5,580
Accounts Payable		5,887	7,451
Dividends Payable		922	846
Accrued Expenses		14,435	15,078
Total Current Liabilities		24,444	28,955
Long-Term Liabilities
Notes Payable		18,300	21,500
Other Noncurrent Liabilities		9,958	7,598
	Total Long-Term Liabilities	28,258	29,098
Stockholders' Equity		91,402	86,485
Total Liabilities and Stockholders' Equity		$144,104	$144,538

Book Value Per Share Outstanding		$13.04	$12.53

Acquisitions of
Property, Plant and Equipment	Third Quarter	$4,925	$524
	Year to Date	$12,682	$4,352
Depreciation and Amortization Charges	Third Quarter	$1,743	$1,861
	Year to Date	$5,427	$5,596

O I L - D R I C O R P O R A T I O N O F A M E R I C A
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Nine Months Ended
	April 30,
CASH FLOWS FROM OPERATING ACTIVITIES	2009	2008

Net Income	$7,034	$6,586

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and Amortization	5,427	5,596
Decrease (Increase) in Accounts Receivable	2,623	(3,285)
(Increase) in Inventories	(2,392)	(1,704)
(Decrease) Increase in Accounts Payable	(1,424)	1,431
(Decrease) in Accrued Expenses	(1,676)	(1,233)
Other	(1,285)	(1,268)
Total Adjustments	1,273	(463)
Net Cash Provided by Operating Activities	8,307	6,123

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(12,682)	(4,352)
Net Dispositions (Purchases) of Investment Securities	17,035	(440)
Other	22	43
Net Cash Provided by (Used in) Investing Activities	4,375	(4,749)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on Long-Term Debt	(5,580)	(4,080)
Dividends Paid	(2,760)	(2,528)
Purchase of Treasury Stock	(656)	(20)
Other	256	1,397
Net Cash Used in Financing Activities	(8,740)	(5,231)

Effect of exchange rate changes on cash and cash equivalents	890	(111)

Net Increase (Decrease) in Cash and Cash Equivalents	4,832	(3,968)
Cash and Cash Equivalents, Beginning of Year	6,848	12,133
Cash and Cash Equivalents, April 30	$11,680	$8,165